UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 265-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 19, 2021, Allied Esports Entertainment, Inc. (“AESE”) and its direct and indirect wholly-owned subsidiaries, Allied Esports Media, Inc. (“Esports Media,” and together with the Company, the “Selling Parties”) and Club Services, Inc. (“CSI”), entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”) with Element Partners, LLC (“Element”).

Pursuant to the terms of the Amended Agreement, the Selling Parties have agreed to sell 100% of the outstanding capital stock of CSI to Element. CSI is the Company’s indirect wholly-owned subsidiary that directly or indirectly owns 100% of the outstanding capital stock of each of the legal entities that collectively operate or engage in the Company’s poker-related business and assets (the “WPT Business”). The Amended Agreement:

●	increases the overall purchase price from $68.25 million at closing and $10 million guaranteed revenue share payments paid over three years after closing, to $90.5 million, all payable at closing;

●	increases the initial deposit of the purchase price from $4.0 million to $10.0 million;

●	increases the termination fee payable to Element if AESE accepts a competing acquisition proposal, or consummates an acquisition proposal within 12 months after termination of the Amended Agreement, from $3.0 million to $3.45 million;

●	extends the date on which AESE and Esports Media or Element may terminate the Amended Agreement if any conditions to the closing have not been satisfied (and such terminating party is not in material breach of the Amended Agreement) from March 31, 2021 to September 30, 2021 (the “Outside Date”); and.

●	increases Element’s non-performance fee from $3.0 million to $10.0 million, and eliminates the ability of Element to terminate the Amended Agreement prior to the Outside Date by paying the non-performance fee.

All other material terms of the Original Agreement (as defined in the Amended Agreement), which was previously filed by AESE as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 19, 2021, remain substantially the same.

AESE’s Board of Directors unanimously approved the Amended Agreement. In connection with approval of the Amended Agreement, the Company’s Board of Directors, in consultation with its financial and legal advisors, compared the terms of the Amended Agreement to the terms of the proposal received from Bally’s Corporation (“Bally’s”) to acquire the WPT Business for $90.0 million. After such review, the Board of Directors determined that Bally’s proposal did not constitute a “Superior Proposal” (as such term was defined in the Original Agreement).

The foregoing description of the Amended Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, which is attached hereto as Exhibit 2.1. AESE encourages you to read the Amended Agreement for a more complete understanding of the transaction.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2021, AESE and Frank Ng, who serves as Chief Executive Officer and a director of AESE, executed an amendment (the “Amendment”) to the Restricted Stock Unit Agreement dated January 19, 2021, to provide that the restricted stock units previously issued to Mr. Ng’s on January 19, 2021 that represent the right to receive $1,000,000 in cash or stock will vest upon the two-year anniversary of the sale of the WPT Business to Element, Bally’s or their affiliates (or at such earlier time identified in the Restricted Stock Unit Agreement).

All other material terms of the Restricted Stock Unit Agreement, which was previously filed by AESE as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on January 19, 2021, remain substantially the same.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure

On March 22, 2021, the Company issued a press release announcing, among other things, the entry into the Amended Agreement. This press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Important Additional Information and Where You Can Find It

AESE has filed with the SEC and mailed to its stockholders a Consent Solicitation Statement in connection with the transactions contemplated by the Original Agreement, and will file and mail to its stockholders supplemental materials with regards to the Amended Agreement (the “Sale Transaction”). The Consent Solicitation Statement, as supplemented, will contain important information about AESE, CSI, the Sale Transaction and the Amended Agreement. Investors and stockholders are urged to read the Consent Solicitation Statement and the supplemental materials carefully before making any decision to invest or consent to the Sale Transaction. Investors and stockholders will be able to obtain free copies of the Consent Solicitation Statement, supplemental materials and other documents filed by AESE with the SEC through the website maintained by the SEC at www.sec.gov or may contact AESE’s solicitor, Regan & Associates, Inc., by telephone (toll-free within North America) at 1-800-737-3426.

Participants in the Solicitation

In addition to Regan & Associates, Inc., AESE, its directors and executive officers may be deemed to be participants in the solicitation of consents with respect to the Sale Transaction. Information regarding AESE’s directors and executive officers and their ownership of AESE shares is contained in AESE’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2019 and its definitive consent solicitation statement for the Sale Transaction which was filed with the SEC on February 2, 2021, and is supplemented by other public filings made, and to be made, with the SEC. AESE’s directors and executive officers beneficially own approximately 6.8% of AESE’s common stock. Investors and stockholders may obtain additional information regarding the direct and indirect interests of AESE and its directors and executive officers with respect to the Sale Transaction by reading the Consent Solicitation Statement and other filings referred to above.

Cautionary Statement Regarding Forward-Looking Information

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other comparable terminology. For example, when we discuss the impacts of the Sale Transaction, the satisfaction of the closing conditions to the Sale Transaction, the timing of the completion of the Sale Transaction; and our plans following the Sale Transaction, we are using forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended Agreement or could otherwise cause the Sale Transaction to fail to close; the outcome of any legal proceedings that may be instituted against us following the announcement of the Sale Transaction; the inability to complete the Sale Transaction, including due to failure to obtain approval of our stockholders or other conditions to closing; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Sale Transaction; a change in our plans to retain the net cash proceeds from the Sale Transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the Sale Transaction; and a decision not to pursue strategic options for the esports business. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AESE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business is described under “Item 1A. Risk Factors” in our amended Annual Report on Form 10-K/A for the year ended December 31, 2019, as filed with the SEC on March 17, 2020. Readers are also urged to carefully review and consider the various disclosures we made in such amended Annual Report on Form 10-K/A and the Consent Solicitation Statement with respect to the proposed Sale Transaction that we have filed with the SEC and mailed to our stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Amended and Restated Stock Purchase Agreement dated March 19, 2021 by and among Allied Esports Entertainment, Inc., Allied Esports Media, Inc., Club Services, Inc., and Element Partners, LLC*

10.1	Amendment to Restricted Stock Unit Agreement dated March 22, 2021 between Frank Ng and Allied Esports Entertainment, Inc.

99.1	Press Release dated March 22, 2021

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amended and Restated Stock Purchase Agreement dated March 19, 2021 by and among Allied Esports Entertainment, Inc., Allied Esports Media, Inc., Club Services, Inc., and Element Partners, LLC

10.1	Amendment to Restricted Stock Unit Agreement dated March 22, 2021 between Frank Ng and Allied Esports Entertainment, Inc.

99.1	Press Release dated March 22, 2021